Exhibit 10.3

MASTER PURCHASE AND SALE AGREEMENT

by and between

ARES CAPITAL CORPORATION
as Seller

and

ARES DIRECT LENDING CLO 1 LLC
as Buyer

Dated as of May 24, 2024

TABLE OF CONTENTS

SCHEDULES

Schedule I                Purchased Loan List

i

MASTER PURCHASE AND SALE AGREEMENT

THIS MASTER PURCHASE AND SALE AGREEMENT, dated as of May 24, 2024 (this “Agreement”), by and between ARES CAPITAL CORPORATION, a Maryland corporation (the “Seller”), and ARES DIRECT LENDING CLO 1 LLC, a Delaware limited liability company, as buyer (the “Buyer”).

W  I  T  N  E  S  S  E  T  H  :

WHEREAS, the Buyer desires to purchase from the Seller from time to time, and the Seller desires to sell to the Buyer from time to time, certain loans and other obligations owned by the Seller together with, among other things, the related rights of payment thereunder and the interest of the Seller in the related property and other interests securing the payments to be made under such loans and other obligations; and

WHEREAS, the Buyer and the Seller intend that any such sale of the loans and other obligations be an irrevocable, unconditional, absolute sale and transfer thereof, without any recourse whatsoever, including without any recourse to the Seller with regard to collectibility.

NOW, THEREFORE, based upon the foregoing recitals, the mutual premises and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

GENERAL

Section 1.1.         Certain Defined Terms.

(a)      Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

(b)      As used in this Agreement and its exhibits and schedules, unless the context requires a different meaning, the following terms shall have the following meanings:

“Agreement”: Defined in the Preamble.

“Buyer”: Defined in the Preamble.

“CLO Transaction”: The issuance of collateralized loan obligation securities by the Buyer pursuant to the Indenture.

“Collections”: All funds and property received in respect of, or other proceeds of, the Purchased Assets sold hereunder, including (i) all proceeds received from the disposition of any Purchased Assets and (ii) all interest proceeds and principal proceeds in respect of any Purchased Assets.

“Governmental Authority”: Any government or political subdivision of the United States or any other country, whether federal, state, provincial or local, or any agency, authority or instrumentality thereof or therein, including, without limitation, any court or similar tribunal.

“Indenture”: The Indenture, dated as of May 24, 2024, by and among the Buyer, as issuer, and the Trustee.

“Insolvency Event”: (i) the entry of a decree or order by a court having competent jurisdiction adjudging the parties hereto as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect it under any applicable law, or appointing a receiver, liquidator, provisional liquidator, assignee, or sequestrator (or other similar official) of it or of any substantial part of its property, or ordering the winding up or liquidation of its affairs; or (ii) the institution by the parties hereto of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, the passing of a resolution for the parties hereto to be wound up voluntarily or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Insolvency Law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, provisional liquidator, assignee, trustee or sequestrator (or other similar official) of the parties hereto or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the parties hereto in furtherance of any such action.

“Insolvency Laws”: The Bankruptcy Code of the United States and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, winding-up, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Notes”: The notes issued in the CLO Transaction.

“Obligor”: The debtor with respect to any Purchased Loan.

“Person”: An individual, corporation (including a business trust), partnership (general or limited), limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), bank, unincorporated association or government or any agency or political subdivision thereof or any other entity of similar nature.

“Purchase Date”: Defined in Section 2.1(b).

“Purchase Price”: Defined in Section 2.2.

“Purchased Assets”: Defined in Section 2.1(a).

“Purchased Loan”: Defined in Section 2.1(a)(i).

“Purchased Loan List”: The schedule identifying the Purchased Loans that are sold from time to time by the Seller to the Buyer in accordance with this Agreement, which schedule is attached hereto as Schedule I (which schedule (x) shall set forth a description of each Purchased Loan, including, without limitation, the name of the Obligor, par amount, maturity date and purchase price of each such Purchased Loan and (y) may be supplemented from time to time in accordance with Section 2.1(b)).

“Seller”: Defined in the Preamble.

“Seller Collections”: Defined in Section 2.1(d).

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property owned by such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code of the United States; (b) the present fair salable value of the property owned by such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Trade Date”: Defined in Section 2.1(b).

“Trustee”: U.S. Bank Trust Company, National Association, as trustee under the Indenture.

“UCC”: The Uniform Commercial Code as in effect in the State of New York, as amended from time to time.

Section 1.2.         Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with United States Generally Accepted Accounting Principles. The symbol “$” shall mean the lawful currency of the United States. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3.         Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.4.         Interpretation. In this Agreement, unless a contrary intention appears:

(a)      the singular number includes the plural number and vice versa;

(b)      reference to any Person includes such Person’s permitted successors and assigns;

(c)      reference to any gender includes each other gender;

(d)      reference to day or days without further qualification means calendar days;

(e)      unless otherwise stated, reference to any time means New York City time;

(f)       references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(g)      reference to any agreement, document or instrument means such agreement, document or instrument as amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time in accordance with its terms and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(h)      reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

Section 1.5.         References.

All section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

ARTICLE II

SALE

Section 2.1.         Sale.

(a)      Sale to the Buyer. Subject to and upon the terms and conditions set forth herein and in the Transaction Documents, the Seller hereby agrees to sell, transfer, assign, set over and otherwise convey, from time to time in accordance with the terms hereof, to the Buyer, and the Buyer hereby agrees to purchase and take, from time to time, from the Seller all right, title and interest, whether now owned or hereafter acquired or arising, and wherever located, of the Seller, in each case in and to the property described in clauses (i) through (v) below (collectively, the “Purchased Assets”):

(i)          the loans and other obligations identified by the Seller as of the related Purchase Date which are listed on the Purchased Loan List, as updated from time to time at the mutual agreement of the Buyer and the Seller, together with all monies due or to become due in payment under such loans and other obligations on and after the settlement date therefor, including but not limited to all Collections thereon (such loans and other obligations, collectively, the “Purchased Loans”);

(ii)         all security interests, liens, supporting obligations, guaranties, warranties, letters of credit, accounts, securities accounts, deposit accounts or other bank accounts, mortgages or other encumbrances and property subject thereto from time to time purporting to secure or support payment of the Purchased Loans together with all UCC financing statements or similar filings relating thereto;

(iii)        all claims (including “claims” as defined in Section 101(5) of the Bankruptcy Code of the United States), suits, causes of action and any other right of the Seller, whether known or unknown, against the related Obligors under the Purchased Loans, or any of their respective Affiliates, agents, representatives, contractors, advisors or any other Person that in any way is based upon, arises out of or is related to any of the foregoing, including, to the extent permitted to be assigned under law, all claims (including contract claims, tort claims, malpractice claims and claims under any law governing the purchase and sale of, or indentures for, securities), suits, causes of action and any other right of the Seller (whether individual or collective) against any attorney, accountant, financial advisor or other Person arising under or in connection with the related underlying instruments;

(iv)        all cash, securities or other property, and all setoffs and recoupments, received or effected by or for the account of the Seller under the Purchased Loans (whether for principal, interest, fees, reimbursement obligations or otherwise) after the related settlement date, including all distributions obtained by or through redemption consummation of a plan of reorganization, restructuring, liquidation, or otherwise of any related Obligor or the related underlying instruments, and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing; and

(v)         the underlying instruments with respect to the Purchased Loans.

(b)      With respect to each Purchased Loan sold hereunder after the date hereof, (i) the Seller and the Buyer shall have, on or prior to the trade date for the sale of such Purchased Loan (each, a “Trade Date”) executed and delivered, a binding agreement of sale by the Seller to the Buyer customary for transactions of this type identifying the Purchased Loan(s) to be sold by the Seller to the Buyer on such Purchase Date and the Purchase Price for such Purchased Loan(s) to be paid by the Buyer to the Seller on the Purchase Date, and (ii) if applicable, the Seller and the Buyer shall have executed and delivered to the applicable administrative agent for such Purchased Loan on or prior to the settlement date for the sale of such Purchased Loan (each, a “Purchase Date”) a written assignment, in the form required under the underlying instrument, and shall have requested all applicable consents to such assignment. From and after each Purchase Date, the applicable section of Schedule I hereto shall be amended by the Seller and the Buyer to include the new Purchased Loan(s) acquired on such Purchase Date, and such Purchased Loan(s) shall constitute part of the Purchased Assets hereunder.

(c)      The sale of the Purchased Assets under this Agreement shall be without recourse to the Seller and shall in any event be without recourse to the Seller with regard to collectibility.

(d)      Any Collections in respect of the Purchased Assets that have accrued prior to the applicable Purchase Date or are Collections in respect of assets that are not Purchased Assets (collectively, the “Seller Collections”) shall be for the benefit of the Seller, and shall not constitute part of the Purchased Assets. If the Buyer receives any Seller Collections, then it shall receive such Seller Collections in trust for the Seller and deliver the same to the Seller promptly (but in no event later than two (2) Business Days after receipt) in the same form as received with such endorsement as requested by such Seller.

(e)      (i)           It is the intention of the parties hereto that the conveyance of all right, title and interest of the Seller in and to its Purchased Assets to the Buyer as provided in this Section 2.1 shall constitute an absolute sale, conveying good title, free and clear of any lien, and that the Purchased Assets shall not be part of the bankruptcy estate of the Seller in the event of an Insolvency Event with respect to the Seller or any of its Affiliates. Furthermore, it is not intended that such conveyance be deemed a pledge of the Purchased Loans included in the Purchased Assets and the other Purchased Assets to the Buyer to secure a debt or other obligation of the Seller.

(ii)          However, in the event that, notwithstanding the intent of the parties, the Purchased Assets are held to continue to be property of the Seller, then the parties hereto agree that: (i) this Agreement shall also be deemed to be a “security agreement” within the meaning of Article 9 of the UCC; (ii) the transfer of such Purchased Assets provided for in this Agreement shall be deemed to be a grant made on the date hereof by the Seller to the Buyer of a first priority security interest in all of the Seller’s right, title and interest in and to such Purchased Assets to secure all obligations of the Seller hereunder; (iii) the possession by the Buyer (or the Trustee for the benefit of the Secured Parties) of Purchased Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Buyer for the purpose of perfecting such security interest under applicable law. The Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Purchased Assets, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. If this Agreement were deemed to create a security interest in the Purchased Assets, the Buyer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

(f)       In connection with the sale of any Purchased Assets, the Seller hereby authorizes the Buyer (or the Trustee as assignee of the Buyer), and the Buyer (or the Trustee as assignee of the Buyer) agrees (i) to record and file, at its own expense, any financing statements and assignments of financing statements (and continuation statements with respect to such financing statements when applicable), as the case may be, with respect to such Purchased Assets, meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary or advisable to evidence the sale of such Purchased Assets and to perfect, and maintain the perfection of, the sale of such Purchased Assets from the Seller to the Buyer (or the Trustee as assignee of the Buyer) on and after the applicable Purchase Date, (ii) to name in any such financing statements the Seller, as seller, and the Buyer, as buyer, of such Purchased Assets, and (iii) to deliver to the Seller a file-stamped copy of such financing statements or other evidence of such filings promptly upon receipt (excluding continuation statements, which shall be delivered as filed).

Section 2.2.         Purchase Price.

The purchase price for each Purchased Asset sold to the Buyer by the Seller under this Agreement shall be as set forth in the Purchased Loan List and an amount equal to the fair value thereof (but in no event less than fair market value) as of the applicable Trade Date, in each case, as agreed to by the Buyer and the Seller (the “Purchase Price”). The Purchase Price for each Purchased Asset shall be paid in accordance with Section 2.3.

Section 2.3.         Payment of Purchase Price.

The Seller shall be paid the Purchase Price for each Purchased Asset as and when the assignment of such Purchased Asset is settled. The aggregate Purchase Price for all Purchased Assets sold by the Seller to the Buyer shall be paid in a combination of: (i) immediately available funds and (ii) if the Buyer does not have sufficient funds to pay the full amount of the Purchase Price (after taking into account the proceeds the Buyer expects to receive pursuant to the Indenture), by means of a capital contribution by the Seller to the Buyer. The portion of the Purchase Price for any Purchased Loan to be paid in immediately available funds shall be paid by wire transfer to an account designated by the Seller, from time to time, upon settlement of the assignment of each Purchased Loan.

Section 2.4.         Actions Pending Assignment.

(a)          On or before the applicable Purchase Date, the Seller shall direct the underlying administrative agent for each Purchased Asset to remit all Collections in respect of such Purchased Asset that are due and payable on or after the applicable Purchase Date to the Collection Account.

(b)          Each party shall use commercially reasonable efforts to, as soon as reasonably practicable after the Trade Date therefor, cause the Buyer to become a lender under the underlying instrument with respect to the Seller’s interest in the applicable Purchased Loan and take such action as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of the underlying instrument and consistent with the terms of this Agreement.

(c)          Pending settlement of the assignment of a Purchased Loan in accordance with the applicable underlying instruments, the Seller shall comply with any written instructions provided to the Seller by or on behalf of the Buyer with respect to voting rights to be exercised by holders of the applicable Purchased Loan, other than with respect to any voting rights that are not permitted to be participated pursuant to the terms of the applicable underlying instrument.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1.         Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Buyer as of each applicable Trade Date and each applicable Purchase Date that:

(a)      Organization and Good Standing. The Seller has been duly incorporated, and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all corporate power and authority to acquire, own and sell the Purchased Assets.

(b)      Due Qualification. The Seller is duly qualified to do business and is in good standing as a corporation, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to obtain such approvals or licenses would not be reasonably expected to result in a material adverse effect on the Purchased Assets or the ability of the Seller to perform its obligations under this Agreement.

(c)      Power and Authority; Due Authorization; Execution and Delivery. The Seller (i) has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement, and has duly authorized, by all necessary corporate action, the execution, delivery and performance of this Agreement and the sale of the Purchased Assets on the terms and conditions herein provided. This Agreement has been duly executed and delivered by the Seller.

(d)      Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).

(e)      Ownership of Purchased Assets. Immediately prior to the sale of the Purchased Assets hereunder, the Seller owns and has good and marketable title to such Purchased Assets free and clear of any lien, claim or interest of any Person.

(f)       Solvency. The Seller is not the subject of any Insolvency Event. The Seller is Solvent and the transactions contemplated by this Agreement do not and will not render the Seller not Solvent.

(g)      Location of Offices. The Seller’s location (within the meaning of Article 9 of the UCC) is the State of Maryland. The Seller has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location for purposes of the UCC within the four months preceding such Purchase Date.

(h)      Value Given. The Seller has received reasonably equivalent value from the Buyer in consideration for the sale to the Buyer of the Purchased Assets on such Purchase Date as contemplated by this Agreement. No such sale shall have been made for or on account of an antecedent debt of the Seller or any of its Affiliates to the Buyer. No such sale is or may be voidable or subject to avoidance under any section of the Bankruptcy Code of the United States.

(i)       Special Purpose Entity. The Buyer is an entity with assets and liabilities separate and distinct from those of the Seller and any other Affiliates thereof, and the Seller hereby acknowledges that the Buyer, the Asset Manager, the holders of the Notes, the Trustee, and the other parties to the CLO Transaction are entering into the transactions contemplated by this Agreement, the Indenture and the other Transaction Documents in reliance upon the identity of the Buyer as a legal entity that is separate from the Seller and from each other Affiliate of the Seller.

The representations and warranties in this Section 3.1 shall survive the termination of this Agreement and the sale of any Purchased Assets to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other immediately upon obtaining knowledge of such breach.

Section 3.2.         Representations and Warranties of the Buyer.

The Buyer hereby represents and warrants to the Seller as of each applicable Trade Date and each applicable Purchase Date that:

(a)      Organization and Good Standing. The Buyer has been duly organized, and is validly existing as a limited liability company, in good standing under the laws of the State of Delaware.

(b)      Due Qualification. The Buyer is duly qualified to do business and is in good standing as a private company limited by shares, and has obtained all necessary qualifications, licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to obtain such approvals or licenses would not be reasonably expected to result in a material adverse effect on the Buyer or the ability of the Buyer to perform its obligations under this Agreement.

(c)      Power and Authority; Due Authorization; Execution and Delivery. The Buyer has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement, and has duly authorized by all necessary action the execution, delivery and performance of this Agreement and the purchase of the Purchased Assets on the terms and conditions herein provided. This Agreement has been duly executed and delivered by the Buyer.

(d)       Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).

(e)      Solvency. The Buyer is not the subject of any Insolvency Event. The Buyer is Solvent and the transactions contemplated by this Agreement do not and will not render the Buyer not Solvent.

(f)       Value Given. The Buyer has given reasonably equivalent value to the Seller in consideration for the sale to the Buyer of the Purchased Assets as contemplated by this Agreement. No such transfer has been made for or on account of an antecedent debt owed by the Seller or any of its Affiliates to the Buyer. No such transfer is or may be voidable or subject to avoidance as to the Buyer under any section of the Bankruptcy Code of the United States.

ARTICLE IV

GENERAL COVENANTS

Section 4.1.         Affirmative Covenants of the Seller.

From the date hereof until the earlier of the stated maturity of the Notes or the date the Notes are paid in full (other than unasserted contingent obligations that survive the termination of the Indenture), the Seller hereby covenants and agrees as follows:

(a)      Protection of Interest in Purchased Assets; Further Assurances. The Seller hereby authorizes the Buyer, and shall take reasonable efforts to assist the Buyer, to (i) take all action necessary to perfect, protect and more fully evidence the Buyer’s ownership of the Purchased Assets as of the related Purchase Date free and clear of any lien other than (x) the lien created under this Agreement in favor of the Buyer, and (y) the lien of the Trustee under the Indenture, in each case, including, without limitation, maintaining effective financing statements in all necessary or appropriate filing offices (including any amendments thereto or assignments thereof), (ii) execute or cause to be executed such other instruments, documents or notices as may be necessary or appropriate to perfect, protect or more fully evidence the purchase of the Purchased Assets hereunder, or to enable the Buyer or the Asset Manager, on behalf of the Buyer, to exercise and enforce their rights and remedies in respect of any Purchased Assets, and (iii) take all additional action that the Buyer may reasonably request to perfect, protect and more fully evidence the Buyer’s ownership of the Purchased Assets.

(b)      Collections. If the Seller receives any Collections (other than Seller Collections), then it shall receive such Collections in trust for the Buyer and deliver the same to the Buyer promptly (but in no event later than two (2) Business Days after receipt) in the same form as received with such endorsement as requested by the Buyer. The Seller shall not deposit any Collections into its own accounts or otherwise commingle any Collections with its own assets.

(c)      Separate Identity. The Seller acknowledges that the Buyer, the Asset Manager, the holders of the Notes, the Trustee and the other parties to the CLO Transaction are entering into the transactions contemplated by this Agreement, the Indenture and the other Transaction Documents in reliance upon the identity of the Buyer as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps including, without limitation, all steps that the Buyer and the Asset Manager may from time to time reasonably request to maintain the identity of the Buyer as a legal entity that is separate from the Seller and each other Affiliate of the Seller, and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller represents, warrants and agrees that:

(i)          the Seller has maintained and shall maintain corporate records and books of account separate from those of the Buyer;

(ii)         the Seller has maintained and shall maintain an arm’s-length relationship with the Buyer and has not nor will it hold itself out as being liable for the debts or obligations of the Buyer;

(iii)        the Seller has kept and shall keep its assets and its liabilities wholly separate from those of the Buyer; and

(iv)        the Seller has avoided and will avoid the appearance, and has promptly corrected and will promptly correct any known misperception of any of the Seller’s creditors, that the assets of the Buyer are available to pay the obligations and debts of the Seller.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1.         Amendments and Waivers.

No amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Buyer and the Seller. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 5.2.         Notices, Etc.

All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by e-mail or facsimile copy) and mailed, e-mailed, faxed, transmitted or delivered, if to the Buyer, at its address (or specified addresses) set forth in the Indenture, and, if to the Seller, to 245 Park Avenue, New York, NY 10167, Facsimile: [***], or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid or (b) notice by facsimile copy, when verbal communication or electronic communication of receipt is obtained.

Section 5.3.         No Waiver; Remedies.

No failure on the part of the Buyer or the Seller to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 5.4.         Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 5.5.         Term of this Agreement.

This Agreement, including, without limitation, the Seller’s representations, warranties and covenants set forth in Articles III and IV, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date that is one year (or, if longer, the applicable preference period then in effect) and one day after the Notes are paid in full (other than contingent obligations that survive the termination of the Indenture); provided that the rights and remedies with respect to any breach of any representation, warranty and/or covenant made or deemed made by the Seller pursuant to Article III or Section 4.1(c) and the provisions of Section 5.8, Section 5.9, Section 5.10, Section 5.12 and Section 5.13 shall be continuing and shall survive any termination of this Agreement.

Section 5.6.         Governing Law; Consent To Jurisdiction; Waiver Of Objection To Venue.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING THERETO (WHETHER IN CONTRACT, TORT OR OTHERWISE) WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 5.7.         Waiver of Jury Trial.

TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

Section 5.8.         Costs, Expenses and Taxes.

(a)      Subject to the terms of this Agreement, the Buyer agrees to pay all costs and expenses incurred in connection with the preparation, execution, delivery, administration, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith; provided that all costs and expenses of the Buyer (including any of the aforementioned costs and expenses), if any, incurred by it in connection with the enforcement of this Agreement by the Buyer against the Seller shall be paid by the Seller.

(b)      The Seller shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

Section 5.9.         No Proceedings.

The Seller hereby agrees that it and its Affiliates will not, prior to the date that is one year (or, if longer, the applicable preference period then in effect) plus one day, after the payment in full of the Notes under the Indenture, institute against, or consent to, acquiesce in or otherwise join any other Person in instituting against, the Buyer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or state bankruptcy or other Insolvency Laws. The provisions of this Section 5.9 shall survive the termination of this Agreement.

Section 5.10.       Recourse Against Certain Parties.

(a)      No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any party hereto as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, employee or director of any party hereto, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of any party hereto, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, affiliate, stockholder, officer, employee or director of any party hereto, under or by reason of any of the obligations, covenants or agreements of such party hereto contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of each incorporator, affiliate, stockholder, officer, employee or director of any party hereto, or any of them, for breaches by any party hereto of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b)      Notwithstanding any contrary provision set forth herein, no claim may be made by any party hereto against any other party hereto or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the parties hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c)      Notwithstanding any other provision of this Agreement to the contrary, recourse in respect of any obligations of the Buyer hereunder shall be limited to the Collateral as applied in accordance with the terms of the Indenture, and on the exhaustion thereof, all obligations of and all claims against the Buyer arising from this Agreement or any transactions contemplated hereby shall be extinguished and shall not thereafter revive.

(d)      Nothing in this Agreement shall preclude, or be deemed to estop, the Seller (i) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by the Buyer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Seller, or (ii) from commencing against the Buyer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceeding, subject to the non-recourse provision above.

(e)      The provisions of this Section 5.10 shall survive the termination of this Agreement.

Section 5.11.       Execution in Counterparts; Severability; Integration; Electronic Execution.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile or electronic mail), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 5.12.       Waiver of Setoff.

The Seller hereby waives any right of setoff or other claim it may have or to which it may be entitled under this Agreement from time to time against the Buyer or any assignee of the Seller or the Buyer, or any of their assets.

Section 5.13.       Assignment.

Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller without the other’s prior written consent; provided that the Seller acknowledges that the Buyer shall pledge its interest in the Purchased Assets to the Trustee, for the benefit of the Secured Parties, pursuant to the Indenture.

Section 5.14.       Heading and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

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IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ARES DIRECT LENDING CLO 1 LLC,
as Buyer

By: Ares Capital Corporation, its manager

By:	/s/ Scott C. Lem
Name:	Scott C. Lem
Title:	Chief Financial Officer and Treasurer

[Signature Page to Master Purchase and Sale Agreement]

ARES CAPITAL CORPORATION
as Seller

By:	/s/ Scott C. Lem
Name:	Scott C. Lem
Title:	Chief Financial Officer and Treasurer

[Signature Page to Master Purchase and Sale Agreement]

SCHEDULE I

PURCHASED LOAN LIST